Exhibit 21.1

CHRISTOPHER & BANKS CORPORATION

Subsidiaries of the Registrant

Jurisdiction
Subsidiaries:	of Incorporation

Christopher & Banks, Inc. (a)	Minnesota

Christopher & Banks Company (b)	Minnesota

Christopher & Banks Services Company (c)	Minnesota

(a)                                  Wholly-owned subsidiary of the registrant

(b)                                 Wholly-owned subsidiary of Christopher & Banks, Inc.

(c)                                  Wholly-owned subsidiary of Christopher & Banks Company